Exhibit 99.1

NEWS RELEASE

Media Contact: Kristen Durocher, kdurocher@magellanhealth.com, (860) 507-1983

Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Reports Fourth Quarter 2017 and Full Year Financial Results

Scottsdale, Ariz. – February 27, 2018  – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the fourth quarter and full year ended December 31, 2017, as summarized below:

	Three Months Ended			Twelve Months Ended
	December 31			December 31
(In millions, except per share results)	2017	2016	Chg	2017	2016	Chg
Net revenue	$1,694.4	$1,263.4	34.1%	$5,838.6	$4,836.9	20.7%
Net income	$54.5	$35.2	54.8%	$110.2	$77.9	41.5%
Segment profit [1]	$99.0	$102.2	-3.1%	$310.9	$301.8	3.0%
Adjusted net income [1]	$64.2	$42.4	51.4%	$144.8	$109.5	32.2%
Per share results:
Earnings per share	$2.17	$1.50	44.7%	$4.51	$3.22	40.1%
Adjusted earnings per share [1]	$2.55	$1.80	41.7%	$5.92	$4.53	30.7%

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

Highlights Include:

•	Net revenue for the year ended December 31, 2017 increased 20.7 percent over 2016 to $5.8 billion.
•	Net income for the year ended December 31, 2017 increased 41.5 percent over 2016 to $110.2 million.
•	Segment profit for the year ended December 31, 2017 increased 3.0 percent over 2016 to $310.9 million.
•	Adjusted net income for the full year ended December 31, 2017 increased 32.2 percent over 2016 to $144.8 million.
•

Unrestricted cash and investments were $261.2 million as of December 31, 2017. Approximately $143.9 million of the unrestricted cash and investments related to excess capital and undistributed earnings held at regulated entities.

•	On October 31, 2017, the Company closed on its acquisition of Senior Whole Health.
•	As of January 1, 2018 the Company completed the rollout in the remaining regions in the Commonwealth Coordinated Care Plus Program in Virginia.

“I am pleased with the execution and progress against our strategic initiatives during 2017.  We have made major strides against our stated growth objectives and have repositioned ourselves for long-term sustained growth with our two platforms – healthcare and pharmacy management,” said Barry M. Smith, chairman and chief executive officer of Magellan Health.  “As we move forward in 2018, we will continue to be the nation’s leader in addressing complex, high-cost special populations through the development of innovative products that demonstrate improved outcomes and reduce costs while empowering members within our communities to live healthy, vibrant lives.”

Net Revenue

Net revenue for the year ended December 31, 2017, was $5.8 billion, which represents an increase of 20.7 percent over the same period in 2016. This increase was mainly driven by net business growth and acquisition revenue.

Segment Profit

Segment profit was $310.9 million for the year ended December 31, 2017, compared to $301.8 million in the prior year.

•

Healthcare segment profit for the year ended December 31, 2017,  was $202.7 million, which represents an increase of 3.7 percent over 2016 excluding the impact of the Health Insurer Fee moratorium. This increase was driven by net growth, acquisitions and improved results for Magellan Complete Care of Florida, partially offset by start-up costs for Magellan Complete Care of Virginia and isolated costs pressure in two of our Commercial accounts in early 2017.

•

Pharmacy segment profit for the year ended December 31, 2017,  was $139.9 million, which was an increase of 14.0 percent from the 2016. The increase was primarily due to net growth within our PBM business and the full year inclusion of results from the Veridicus acquisition.

•

Corporate costs, inclusive of eliminations but excluding stock compensation expense, were $31.8 million for the year ended December 31, 2017, versus $33.9 million for the prior year.  This decrease was mainly due to the lower discretionary benefits in 2017.

Cash Flow & Balance Sheet

Cash flow from operations for the year ended December 31, 2017, was $162.3 million, as compared to cash flow from operations of $66.7 million for the year ended December 31, 2016.  The prior year was impacted by the initial build-up of Medicare Part D receivables.

As of December 31, 2017, the Company’s unrestricted cash and investments totaled $261.2 million versus $293.9 million at December 31, 2016. Approximately $143.9 million of the unrestricted cash and investments at December 31, 2017, related to excess capital and undistributed earnings held at regulated entities.

Restricted cash and investments as of December 31, 2017, increased to $465.4 million versus $315.9 million at December 31, 2016. This increase was primarily attributable to the acquisition of Senior Whole Health.

Outlook

The Company revised its 2018 full year guidance, including the impact of the Tax Cuts and Jobs Act.

The Company now estimates net income to be in the range of $125 million to $149 million with adjusted net income in the range of $163 million to $183 million. The full year 2018 segment profit guidance is expected to be in the range of $390 million to $410 million. The Company is maintaining its revenue range at $7.5 billion to $7.8 billion.

The Company now expects fully diluted EPS to be between $4.88 and $5.82 and fully diluted adjusted EPS to be between $6.37 and $7.15, based on average fully diluted shares of 25.6 million. This updated fully diluted share count reflects share repurchases and option exercises through February 23rd, but excludes any potential future activity.

“We are updating our 2018 guidance due to the lower corporate tax rate, the corresponding impact on the Health Insurer Fee revenue,  and additional investments within our businesses,” said Jonathan N. Rubin, chief financial officer of Magellan Health. “We are also updating guidance to reflect the final amortization of the Senior Whole Health intangible assets as well as our final analysis of the impact of the new revenue recognition rules under ASU 606 going into effect in 2018.”

2018 Guidance	Current		Prior
	Low	High	Low	High
Net revenue	$7,500.0	$7,800.0	$7,500.0	$7,800.0
Income before income taxes	$186.0	$224.0	$215.0	$255.0
Net income	$125.0	$149.0	$114.0	$138.0
Segment Profit[1]	$390.0	$410.0	$414.0	$436.0
Adjusted net income[1]	$163.0	$183.0	$143.0	$163.0

Per share results:
Earnings per share[2]	$4.88	$5.82	$4.52	$5.48
Adjusted earnings per share[1][2]	$6.37	$7.15	$5.68	$6.47

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

[2] 2018 EPS and Adjusted EPS guidance includes share repurchases and option exercises through the close of business February 23, 2018, but excludes the impact of any potential future activity.

Earnings Conference Call

Management will discuss the Company’s fourth quarter results on a conference call scheduled for Tuesday, February 27, 2018 at 8:30 a.m. Eastern. To participate in the conference call, dial 1-800-857-1812 approximately 10 minutes before the start of the call. The conference call will also be available live via webcast at Magellan's investor relations page at MagellanHealth.com. A telephonic replay will be available shortly after the conclusion of the call through March 29, 2018. This replay may be accessed by dialing 1-888-566-0478 (domestic) or 1-203-369-3051 (international). A replay of the webcast will also be available at the site listed above for 30 days, beginning approximately two hours after its conclusion.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenues less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions completed after January 1, 2013 to exclude non‑cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

About Magellan Health

Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding 2018 guidance for net revenue, income before income taxes, net income, earnings per share, segment profit, adjusted net income, adjusted earnings per share, growth opportunities and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,”

“could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on February 24, 2017, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2017. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2016	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$304,508	$398,732
Accounts receivable, net	606,764	660,775
Short-term investments	297,493	310,578
Pharmaceutical inventory	58,995	40,945
Other current assets	51,507	72,323
Total Current Assets	1,319,267	1,483,353
Property and equipment, net	172,524	158,638
Long-term investments	7,760	17,287
Deferred income taxes	3,125	813
Other long-term assets	12,725	22,567
Goodwill	742,054	1,006,288
Other intangible assets, net	186,232	268,288
Total Assets	$2,443,687	$2,957,234
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST
AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$95,635	$74,300
Accrued liabilities	202,176	193,635
Short-term contingent consideration	9,354	6,892
Medical claims payable	184,136	327,625
Other medical liabilities	197,856	177,002
Current debt and capital lease obligations	403,693	112,849
Total Current Liabilities	1,092,850	892,303
Long-term debt and capital lease obligations	214,686	740,888
Deferred income taxes	-	12,298
Tax contingencies	13,981	14,226
Long-term contingent consideration	1,799	1,925
Deferred credits and other long-term liabilities	15,882	19,100
Total Liabilities	1,339,198	1,680,740

Redeemable non-controlling interest	4,770	-

Stockholders’ Equity:
Ordinary common stock	520	530
Additional paid-in capital	1,186,283	1,274,811
Retained earnings	1,289,288	1,399,495
Accumulated other comprehensive loss	(175)	(380)
Ordinary common stock in treasury, at cost	(1,376,197)	(1,397,962)
Total Stockholders’ Equity	1,099,719	1,276,494
Total Liabilities, Redeemable Non-Controlling Interest and Stockholders’ Equity	$2,443,687	$2,957,234

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2017	2016	2017
	(unaudited)	(unaudited)
Net revenue:
Managed care and other	$775,031	$1,093,785	$2,902,942	$3,479,182
PBM and dispensing	488,354	600,630	1,933,942	2,359,401
Total net revenue	1,263,385	1,694,415	4,836,884	5,838,583

Costs and expenses:
Cost of care	472,211	779,146	1,882,614	2,413,770
Cost of goods sold	456,658	563,240	1,818,720	2,211,910
Direct service costs and other operating expenses (1)(2)(3)	240,985	261,653	876,612	941,883
Depreciation and amortization	28,574	32,810	106,046	115,706
Interest expense	3,413	9,266	10,193	25,977
Interest and other income	(702)	(2,086)	(2,818)	(5,887)
Total costs and expenses	1,201,139	1,644,029	4,691,367	5,703,359
Income before income taxes	62,246	50,386	145,517	135,224
Provision for income taxes	26,469	(4,123)	69,728	25,083
Net income	35,777	54,509	75,789	110,141
Less: net income (loss) attributable to non-controlling interest	602	-	(2,090)	(66)
Net income attributable to Magellan	$35,175	$54,509	$77,879	$110,207

Weighted average number of common shares outstanding — basic	22,556	23,921	23,181	23,333
Weighted average number of common shares outstanding — diluted	23,493	25,113	24,156	24,440

Net income attributable to Magellan per common share — basic	$1.56	$2.28	$3.36	$4.72
Net income attributable to Magellan per common share — diluted	$1.50	$2.17	$3.22	$4.51

Net income	$35,777	$54,509	$75,789	$110,141
Other comprehensive income:
Unrealized (loss) gain on available-for-sale securities (4)	(22)	(232)	87	(205)
Comprehensive income	35,755	54,277	75,876	109,936
Less: comprehensive income (loss) attributable to non-controlling interest	602	-	(2,090)	(66)
Comprehensive income attributable to Magellan	$35,153	$54,277	$77,966	$110,002

(1) Includes stock compensation expense of $9,849 and $7,282 for the three months ended December 31, 2016 and 2017, respectively, and $37,422 and $39,116 for the years ended December 31, 2016 and 2017, respectively.

(2) Includes changes in fair value of contingent consideration of $(614) and $1,327 for the three months ended December 31, 2016 and 2017, respectively, and $(104) and $696 for the years ended December 31, 2016 and 2017, respectively.

(3) Includes impairment of intangible assets of $0 and $4,800 for the three and twelve months ended December 31, 2016.

(4) Net of income tax (benefit) expense of $(17) and $(26) for the three months ended December 31, 2016 and 2017, respectively, and $51 and $(8) for the years ended December 31, 2016 and 2017, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended
	December 31,
	2016	2017
Cash flows from operating activities:
Net income	$75,789	$110,141
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	106,046	115,706
Non-cash impairment of intangible assets	4,800	-
Non-cash interest expense	565	4,757
Non-cash stock compensation expense	37,422	39,116
Non-cash income tax provision (benefit)	4,710	(30,981)
Non-cash amortization on investments	5,238	3,924
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(134,089)	(40,910)
Pharmaceutical inventory	(8,246)	17,605
Other assets	(13,900)	(4,565)
Accounts payable and accrued liabilities	52,470	(84,445)
Medical claims payable and other medical liabilities	(8,042)	26,235
Contingent consideration	(51,205)	696
Tax contingencies	673	1,681
Deferred credits and other long-term liabilities	(5,584)	3,218
Other	52	95
Net cash provided by operating activities	66,699	162,273

Cash flows from investing activities:
Capital expenditures	(60,881)	(57,232)
Acquisitions and investments in businesses, net of cash acquired	(199,237)	(232,403)
Purchase of investments	(478,477)	(449,873)
Maturity of investments	494,256	423,118
Net cash used in investing activities	(244,339)	(316,390)

Cash flows from financing activities:
Proceeds from issuance of debt	375,000	1,041,736
Payments to acquire treasury stock	(106,806)	(21,765)
Proceeds from exercise of stock options and warrants	25,145	44,355
Payments on debt and capital lease obligations	(20,891)	(803,393)
Payments on contingent consideration	(40,559)	(3,032)
Other	1,230	(9,560)
Net cash provided by financing activities	233,119	248,341

Net increase in cash and cash equivalents	55,479	94,224
Cash and cash equivalents at beginning of period	249,029	304,508
Cash and cash equivalents at end of period	$304,508	$398,732

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2017	2016	2017
	(unaudited)	(unaudited)
Healthcare
Managed care and other revenue	$712,215	$1,016,180	$2,659,685	$3,206,277
Cost of care	(472,211)	(779,146)	(1,882,614)	(2,413,770)
Direct service costs and other	(155,132)	(172,769)	(573,706)	(601,201)
Stock compensation expense (1)	(2,297)	2,301	4,440	10,689
Changes in fair value of contingent consideration (1)	(614)	1,327	(231)	696
Impairment of intangible assets (1)	-	-	4,800	-
Less: non-controlling interest segment profit (loss) (2)	758	-	(567)	(56)
Healthcare segment profit	81,203	67,893	212,941	202,747

Pharmacy Management
Managed care and other revenue	62,903	77,519	243,561	273,489
PBM and dispensing revenue	517,324	634,188	2,053,188	2,491,044
Cost of goods sold	(484,387)	(599,369)	(1,933,086)	(2,341,979)
Direct service costs and other	(70,168)	(76,743)	(261,570)	(302,525)
Stock compensation expense (1)	4,171	2,787	20,509	19,881
Changes in fair value of contingent consideration (1)	-	-	127	-
Pharmacy Management segment profit	29,843	38,382	122,729	139,910

Corporate and Elimination (3)
Managed care and other revenue	(87)	86	(304)	(584)
PBM and dispensing revenue	(28,970)	(33,558)	(119,246)	(131,643)
Cost of goods sold	27,729	36,129	114,366	130,069
Direct service costs and other	(15,685)	(12,141)	(41,336)	(38,157)
Stock compensation expense (1)	7,975	2,194	12,473	8,546
Less: non-controlling interest segment profit (loss) (2)	(154)	-	(170)	(3)
Corporate and Elimination	(8,884)	(7,290)	(33,877)	(31,766)

Consolidated
Managed care and other revenue	775,031	1,093,785	2,902,942	3,479,182
PBM and dispensing revenue	488,354	600,630	1,933,942	2,359,401
Cost of care	(472,211)	(779,146)	(1,882,614)	(2,413,770)
Cost of goods sold	(456,658)	(563,240)	(1,818,720)	(2,211,910)
Direct service costs and other	(240,985)	(261,653)	(876,612)	(941,883)
Stock compensation expense (1)	9,849	7,282	37,422	39,116
Changes in fair value of contingent consideration (1)	(614)	1,327	(104)	696
Impairment of intangible assets (1)	-	-	4,800	-
Less: non-controlling interest segment profit (loss) (2)	604	-	(737)	(59)
Consolidated segment profit	$102,162	$98,985	$301,793	$310,891

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$62,246	$50,386	$145,517	$135,224
Stock compensation expense	9,849	7,282	37,422	39,116
Changes in fair value of contingent consideration	(614)	1,327	(104)	696
Impairment of intangible assets	-	-	4,800	-
Non-controlling interest segment (profit) loss	(604)	-	737	59
Depreciation and amortization	28,574	32,810	106,046	115,706
Interest expense	3,413	9,266	10,193	25,977
Interest and other income	(702)	(2,086)	(2,818)	(5,887)
Segment profit	$102,162	$98,985	$301,793	$310,891

(1) Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2) The non-controlling portion of AlphaCare's segment profit (loss) is excluded from the computation of segment profit.

(3) Healthcare subcontracts with Pharmacy Management to provide pharmacy benefits management services for certain of Healthcare’s customers. In addition, Pharmacy Management provides pharmacy benefits management for the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

NON-GAAP MEASURES

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2016	2017	2016	2017
	(unaudited)	(unaudited)

Net income attributable to Magellan	$35,175	$54,509	$77,879	$110,207
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	4,964	1,497	19,181	16,215
Changes in fair value of contingent consideration	(614)	1,327	(104)	696
Amortization of acquired intangibles	7,386	12,076	25,324	37,265
Impairment of intangible assets, net of non-controlling interest	-	-	3,936	-
Tax impact	(4,473)	(5,186)	(16,676)	(19,558)
Adjusted net income	$42,438	$64,223	$109,540	$144,825

Net income per common share attributable to Magellan —diluted	$1.50	$2.17	$3.22	$4.51
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	0.21	0.05	0.79	0.66
Changes in fair value of contingent consideration	(0.03)	0.06	-	0.03
Amortization of acquired intangibles	0.31	0.48	1.05	1.52
Impairment of intangible assets, net of non-controlling interest	-	-	0.16	-
Tax impact	(0.19)	(0.21)	(0.69)	(0.80)
Adjusted earnings per share	$1.80	$2.55	$4.53	$5.92

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2018 GUIDANCE

(In millions, except per share amounts)

	PREVIOUS GUIDANCE		CURRENT GUIDANCE
	Low	High	Low	High

Net revenue	$7,500.0	$7,800.0	$7,500.0	$7,800.0
Income before income taxes	215.0	255.0	186.0	224.0
Net income	114.0	138.0	125.0	149.0
Segment profit (1)	414.0	436.0	390.0	410.0
Adjusted net income (1)	143.0	163.0	163.0	183.0
Per share results:
Earnings per share (2)	4.52	5.48	4.88	5.82
Adjusted earnings per share (1)(2)	5.68	6.47	6.37	7.15

(1) Refer to the Reconciliation of GAAP to Non-GAAP measures table.

(2) Based on average fully diluted shares of 25.2 million and 25.6 million for previous guidance and current guidance, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

FISCAL 2018 GUIDANCE

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

	PREVIOUS GUIDANCE		CURRENT GUIDANCE
	Low	High	Low	High

Net income attributable to Magellan	$114.0	$138.0	$125.0	$149.0
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	1.0	1.0	1.0	1.0
Amortization of acquired intangibles	46.0	40.0	51.0	45.0
Tax impact	(18.0)	(16.0)	(14.0)	(12.0)
Adjusted net income	$143.0	$163.0	$163.0	$183.0

Net income per common share attributable to Magellan —Diluted	$4.52	$5.48	$4.88	$5.82
Adjusted for acquisitions starting in 2013
Stock compensation expense relating to acquisitions	0.04	0.04	0.04	0.04
Amortization of acquired intangibles	1.83	1.59	1.99	1.76
Tax impact	(0.71)	(0.64)	(0.54)	(0.47)
Adjusted earnings per share	$5.68	$6.47	$6.37	$7.15

Reconciliation of income before income taxes to segment profit:
Income before income taxes	$215.0	$255.0	$186.0	$224.0
Stock compensation expense	34.0	30.0	34.0	30.0
Depreciation and amortization	132.0	122.0	137.0	127.0
Interest expense	37.0	33.0	37.0	33.0
Interest income	(4.0)	(4.0)	(4.0)	(4.0)
Segment profit	$414.0	$436.0	$390.0	$410.0

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